Exhibit 99.1

EA ANNOUNCES STRONG SECOND QUARTER RESULTS

Announces Two-For-One Stock Split – Fourth Split in EA History

Record Holiday Quarter Expected

REDWOOD CITY, CA – October 22, 2003 – Electronic Arts (NASDAQ: ERTS) today announced financial results for the fiscal second quarter ended September 30, 2003.

Net revenue for the second quarter was $530 million, up 17 percent as compared with $453 million for the fiscal quarter ended September 30, 2002. Sales were driven by Madden NFL 2004, NCAA® Football 2004, Tiger Woods PGA TOUR® 2004, NHL® 2004 and NASCAR Thunder™ 2004. Madden NFL 2004 and NCAA Football 2004 had record sales in the quarter – having sold more than 3.6 million and 1.3 million units, respectively.

Net income for the quarter was $77 million, a 52 percent increase over the same period a year ago. Diluted earnings per share for the quarter increased 47 percent to $0.50 as compared with $0.34 for the prior year. The growth in earnings was driven by increased revenue and a higher gross margin.

Trailing twelve month operating cash flow was $657 million, or $4.45 a share, up 45 percent from $454 million, or $3.14 a share, for the same period a year ago.

Non-GAAP net income in the second quarter, excluding certain items, was up 49 percent to $77 million. Non-GAAP diluted earnings per share were up 43 percent to $0.50. (Please see Non-GAAP Financial Measures and reconciliation information included in this release.)

“EA is once again decisively winning the football category,” said Larry Probst, Chairman and Chief Executive Officer. “Madden NFL 2004 is the clear number one and NCAA Football 2004 a solid number two. Looking ahead, our holiday line-up is the strongest in EA history with titles like The Lord of the Rings, The Return of the King; Medal of Honor Rising Sun; Harry Potter: Quidditch World Cup; Need for Speed Underground; SSX 3; FIFA Soccer 2004 and NBA Live 2004.

“This was a great quarter and we continue to be on track for another record year,” said Warren Jenson, Chief Financial and Administrative Officer. “We continue to deliver growth, earnings and significant operating cash flow.”

Highlights for the Quarter (comparisons are to the quarter ended September 30, 2002)

•	Net revenue: North America – up 14 percent to $358 million; Europe – up 24 percent to $145 million; Asia Pacific – up 28 percent to $18 million; Japan – down 3 percent to $9 million. Net revenue was favorably impacted by changes in foreign currency rates by approximately $14 million.
•	Gross margin was 59.7 percent versus 55.7 percent.

•	Operating income was $102 million – up 43 percent. Operating margin increased 3.5 points year-over-year to 19 percent.
•	EA was the number one U.S. publisher on current generation consoles. In the U.S., the Company had four of the top-ten-selling current generation console titles (includes PlayStation®2, Xbox™ and Nintendo GameCube™ consoles) based on dollar sales according to The NPD Group / NPD Funworld® / TRSTS®.
•	EA was the number one U.S. publisher on the PC. In the U.S., the Company had four of the top-ten-selling PC games for July and August based on dollar sales according to The NPD Group / NPD Techworld.
•	Madden NFL 2004 and NCAA Football 2004 received Metacritic ratings of 95 and 94, respectively, for their PlayStation 2 releases. On each platform released, they were the #1 and #2 selling football titles for the quarter.
•	EA continued to expand its world-class studios. Earlier this month, EA announced the expansion of its UK studios through the acquisition of Studio 33, a globally recognized game developer. EA also announced plans to locate its Los Angeles studio in a new state-of-the-art facility in Playa Vista, California.

Business Outlook

The following forward-looking statements reflect expectations as of October 22, 2003. Results may be materially different and are affected by many factors, such as changes in the overall global economy, actual consumer spending, consumer acceptance of our products, development delays and other risk factors referenced below in this release.

Fiscal Third Quarter Expectations – Ending December 31, 2003

•	Net revenue is expected to be between $1.425 and $1.475 billion – up 16 to 20 percent year-over-year.
•	Diluted earnings per share are expected to be between $2.30 and $2.40 – up 36 to 42 percent year-over-year.

Fiscal Year Expectations – Ending March 31, 2004

•	Net revenue is expected to be between $2.850 and $2.930 billion – up 15 to 18 percent year-over-year.
•	Diluted earnings per share are expected to be between $3.35 and $3.50 – up 54 to 61 percent year-over-year.

Stock Split

The Company’s Board of Directors has approved a two-for-one stock split of its Class A common stock. This is the fourth stock split in the Company’s history. The split will be accomplished through a share-for-share stock dividend to Class A common stockholders of record as of November 3, 2003. Each Class A common stockholder will receive one additional share of Class A common stock for every share of Class A common stock held on the record date. Distribution of additional shares will be made on or about November 17, 2003. Trading at a post-split price is expected to begin on November 18, 2003.

Non-GAAP Financial Measures

Electronic Arts uses non-GAAP measures of operating income, net income and diluted earnings per share. These non-GAAP measures exclude the following items, including the related tax effect, from the Company’s statement of operations:

•	Amortization of intangibles
•	Restructuring and asset impairment charges
•	Other-than-temporary impairment of investments in affiliates
•	Charges for acquired in-process technology

The Company believes that excluding these items is useful for illustrating and explaining operating results and comparisons to prior periods. Management considers these non-GAAP measures in its decision-making to facilitate more relevant operating comparisons.

2

A reconciliation of GAAP operating income to non-GAAP operating income; GAAP net income to non-GAAP net income; and GAAP diluted earnings per share to non-GAAP diluted earnings per share are included as part of the supplemental disclosures to this release.

Webcast

Electronic Arts will host a webcast at 2:00 pm PT (5:00 pm ET) on October 22, 2003 at http://investor.ea.com to review the results for the Company’s quarter ending September 30, 2003 and to discuss the Company’s near-term outlook. A replay of the webcast will be posted for two weeks. A copy of this release and supplemental information will be available at http://investor.ea.com.

Some statements set forth in this release, including those under the heading “Business Outlook,” contain forward-looking statements that involve risks and uncertainties. Statements including words such as “anticipate”, “believe” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are subject to business and economic risks and actual events or actual future results could differ materially from those set forth in the forward-looking statements due to such risks and uncertainties. Some of the factors which could cause our results to differ materially include the following: our ability to predict consumer preferences among competing hardware platforms; the seasonality and cyclical nature of the interactive game segment; timely development and release of our products; our ability to secure licenses to valuable entertainment properties; consumer spending trends; retention of key personnel; adoption of new accounting regulations and standards; potential regulation of our products in key territories; developments in the law regarding protection of our products; and other factors described in our Annual Report on Form 10K for the year ended March 31, 2003. If any of these risks or uncertainties materializes, our results could differ materially from our expectations described in these forward-looking statements. We do not intend to update these forward-looking statements, including those made under the “Business Outlook” heading.

Note to Editors: Need for Speed and Medal of Honor are trademarks or registered trademarks of Electronic Arts Inc. in the U.S. and/or other countries. The Lord of the Rings and The Return of the King are trademarks of The Saul Zaentz Company d/b/a Tolkien Enterprises under license to New Line Productions, Inc. HARRY POTTER and all related characters and elements are trademarks of and © Warner Bros. Entertainment Inc. Harry Potter Publishing Rights © JKR. NFL, NHL, Tiger Woods, PGA TOUR, NBA, NCAA, NASCAR Thunder and FIFA are trademarks of their respective owners and used with permission. PlayStation is a registered trademark of Sony Computer Entertainment Inc. Xbox is a trademark of Microsoft Corporation in the U.S. and/or other countries and used under license. Nintendo GameCube is a trademark of Nintendo. All other trademarks are the property of their respective owners.

For additional information, please contact:

Karen Sansot	Jeff Brown
Director, Investor Relations	Vice President, Corporate Communications
650-628-5597	650-628-7922

3

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2003	2002	2003	2002
Net revenue	$530,005	$453,490	$883,386	$785,388
Cost of goods sold	213,762	200,867	363,725	343,321

Gross profit	316,243	252,623	519,661	442,067
Operating expenses:
Marketing and sales	64,041	55,514	123,125	120,888
General and administrative	36,032	27,453	66,792	53,116
Research and development	113,493	96,164	204,615	186,044
Amortization of intangibles	810	2,246	1,490	4,491

Total operating expenses	214,376	181,377	396,022	364,539

Operating income	101,867	71,246	123,639	77,528
Interest and other income, net	9,130	1,177	13,979	4,324

Income before provision for income taxes and minority interest	110,997	72,423	137,618	81,852
Provision for income taxes	34,409	22,451	42,662	25,374

Income before minority interest	76,588	49,972	94,956	56,478
Minority interest in consolidated joint venture	—	262	—	1,160

Net income	$76,588	$50,234	$94,956	$57,638

Class A common stock:
Net income:
Diluted	$76,588	$50,234	$94,956	$57,638
Basic	$76,588	$53,407	$94,956	$63,801
Earnings per share:
Diluted	$0.50	$0.34	$0.62	$0.39
Basic	$0.52	$0.38	$0.65	$0.46
Number of shares used in computation:
Diluted	153,890	146,619	152,006	146,269
Basic	147,418	139,843	146,132	139,317
Class B common stock:
Net loss, net of retained interest in EA.com	N/A	$(3,173)	N/A	$(6,163)
Net loss per share:
Diluted	N/A	$(0.57)	N/A	$(1.07)
Basic	N/A	$(0.57)	N/A	$(1.07)
Number of shares used in computation:
Diluted	N/A	5,547	N/A	5,759
Basic	N/A	5,547	N/A	5,759

Non-GAAP Results (In thousands, except per share data)

The following table shows the Company’s non-GAAP results reconciled to the Generally Accepted Accounting Principles (“GAAP”) Consolidated Statements of Operations. The Company’s non-GAAP results do not include amortization of intangibles, restructuring charges, asset impairment charges, other-than-temporary impairment of investments in affiliates and charges for acquired in-process technology. In addition, income taxes are calculated on a consolidated effective tax rate of 31%.

	Three Months Ended September 30,		Six Months Ended September 30,
	2003	2002	2003	2002
Net income	$76,588	$50,234	$94,956	$57,638
Amortization of intangibles	810	2,246	1,490	4,491
Income taxes effect on the above items	(251)	(696)	(462)	(1,392)

Non-GAAP net income	$77,147	$51,784	$95,984	$60,737

Class A common stock:
Non-GAAP diluted earnings per share	$0.50	$0.35	$0.63	$0.42
Number of shares used in diluted earnings per share computation	153,890	146,619	152,006	146,269

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2003	March 31, 2003 (a)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$1,734,174	$1,587,618
Marketable equity securities	771	1,111
Receivables, less allowances of $126,806 and $164,634, respectively	202,802	82,083
Inventories, net (b)	39,209	39,679
Deferred income taxes	117,682	117,180
Other current assets (b)	98,405	83,466

Total current assets	2,193,043	1,911,137

Property and equipment, net	273,305	262,252
Investment in affiliates	12,909	20,277
Goodwill	88,650	86,031
Other intangibles, net	19,784	21,301
Long-term deferred income taxes	13,840	13,523
Other assets	15,503	45,012

Total Assets	$2,617,034	$2,359,533

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$129,348	$106,329
Accrued and other liabilities	416,251	464,547

Total current liabilities	545,599	570,876

Minority interest in consolidated joint venture	—	3,918

Stockholders’ equity:
Common stock	1,487	1,443
Paid-in capital	1,038,202	857,870
Retained earnings	1,018,848	923,892
Accumulated other comprehensive income	12,898	1,534

Total stockholders’ equity	2,071,435	1,784,739

Total Liabilities, Minority Interest and Stockholders’ Equity	$2,617,034	$2,359,533

(a)	Derived from audited financial statements.
(b)	The March 31, 2003 balance sheet reflects a $14.5 million reclassification of prepaid manufacturing royalties from Other current assets to Inventories, net to conform to fiscal 2004 presentation.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2003	2002	2003	2002
OPERATING ACTIVITIES
Net income	$76,588	$50,234	$94,956	$57,638
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Minority interest in consolidated joint venture	—	(262)	—	(1,160)
Equity in net income of investment in affiliates	(113)	(1,074)	(113)	(1,313)
Depreciation and amortization	17,624	25,067	30,847	49,373
Other-than-temporary impairment of investment in affiliates and marketable securities	589	2,359	589	2,830
(Gain)/ loss on sale of property, equipment and marketable securities	(8)	20	45	115
Stock-based compensation	235	1,007	429	2,161
Tax benefit from exercise of stock options	20,026	11,666	40,169	16,866
Change in assets and liabilities:
Account receivables, net	(188,832)	(19,248)	(133,034)	52,900
Inventories, net	(13,928)	(33,502)	(406)	(38,586)
Other assets	16,928	(30,552)	13,167	(59,870)
Accounts payable	71,372	33,963	25,309	31,726
Accrued and other liabilities	62,077	39,248	(43,711)	(27,111)

Net cash provided by operating activities	62,558	78,926	28,247	85,569

INVESTING ACTIVITIES
Proceeds from sale of property and equipment	50	32	88	411
Proceeds from sale of investment in affiliate	—	—	8,467	—
Capital expenditures	(16,503)	(14,977)	(28,690)	(23,386)
Purchase of investment in affiliate	—	(251)	—	(405)
Purchases of short-term investments	(539,403)	(240,480)	(1,270,579)	(264,480)
Proceeds from maturities and sales of short-term investments	(9,954)	186,481	547,792	218,268
Distribution from investment in affiliate	—	3,000	—	3,000
Acquisition of subsidiary, net of cash required	—	(12,868)	—	(12,868)

Net cash used in investing activities	(565,810)	(79,063)	(742,922)	(79,460)

FINANCING ACTIVITIES
Proceeds from sale of common stock through employee stock plans and other plans	67,010	41,388	139,875	61,282
Purchase of Class B common stock	(225)	—	(225)	—
Dividend to joint venture and purchase of minority interest investment	—	—	(5,100)	—
Proceeds from minority interest investment	—	(751)	—	(751)
Repayment of Class B notes receivable	(7)	—	128	—

Net cash provided by financing activities	66,778	40,637	134,678	60,531

Effect of foreign exchange on cash and cash equivalents	1,902	(1,567)	6,127	8,005

Increase (decrease) in cash and cash equivalents	(434,572)	38,933	(573,870)	74,645
Beginning cash and cash equivalents	810,697	588,538	949,995	552,826

Ending cash and cash equivalents	376,125	627,471	376,125	627,471
Short-term investments	1,358,049	293,297	1,358,049	293,297

Ending cash, cash equivalents and short-term investments	$1,734,174	$920,768	$1,734,174	$920,768

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(in millions, except per share data)

The following tables show the Company’s non-GAAP results reconciled to the Generally Accepted Accounting Principles (“GAAP”) Consolidated Statements of Operations. The Company’s non-GAAP results do not include amortization of intangibles, restructuring charges, asset impairment charges, other-than-temporary impairment of investments in affiliates, charges for acquired in-process technology and their related income tax effect.

	Q2 FY03	Q3 FY03	Q4 FY03	Q1 FY04	Q2 FY04
QUARTERLY RESULTS

Operating Income
GAAP operating income	$71	$369	$10	$22	$102
Adjustments:
Amortization of intangibles	2	3	1	—	1
Restructuring charges	—	8	7	—	—
Asset impairment charges	—	2	64	—	—

Total adjustments	2	13	72	—	1
Non-GAAP operating income	$73	$382	$82	$22	$103

Non-GAAP operating income margin—% of net revenue	16%	31%	18%	6%	19%

Net Income
GAAP net income	$50	$250	$9	$18	$77
Adjustments:
Amortization of intangibles	2	3	1	1	—
Restructuring charges	—	8	7	—	—
Asset impairment charges	—	2	64	—	—
Other-than-temporary impairment of investment in affiliates	—	10	—	—	—
Income taxes effect on the above items	—	(8)	(22)	—	—

Total adjustments	2	15	50	1	—
Non-GAAP net income	$52	$265	$59	$19	$77

Non-GAAP net income margin—% of net revenue	11%	21%	13%	5%	15%
GAAP diluted earnings per share	$0.34	$1.69	$0.06	$0.12	$0.50
Non-GAAP diluted earnings per share	$0.35	$1.79	$0.40	$0.13	$0.50
Number of shares used in diluted earnings per share computation	147	148	147	150	154

TRAILING TWELVE MONTH RESULTS

Operating Income
GAAP operating income	$333	$513	$456	$472	$503
Adjustments:
Amortization of intangibles	16	13	8	6	5
Restructuring charges	7	8	15	15	15
Asset impairment charges	14	9	66	66	66

Total adjustments	37	30	89	87	86
Non-GAAP operating income	$370	$543	$545	$559	$589

Non-GAAP operating income margin—% of net revenue	18%	22%	22%	22%	23%

Net Income
GAAP net income	$237	$355	$317	$328	$354
Adjustments:
Amortization of intangibles	16	13	8	7	5
Restructuring charges	7	8	15	15	15
Asset impairment charges	14	9	66	66	66
Other-than-temporary impairment of investment in affiliates	—	10	10	10	10
Income taxes effect on the above items	(11)	(13)	(31)	(31)	(30)

Total adjustments	26	27	68	67	66
Non-GAAP net income	$263	$382	$385	$395	$420

Non-GAAP net income margin—% of net revenue	13%	15%	16%	16%	16%
GAAP diluted earnings per share	$1.64	$2.41	$2.17	$2.21	$2.37
Non-GAAP diluted earnings per share	$1.82	$2.59	$2.63	$2.67	$2.82
Number of shares used in diluted earnings per share computation	145	147	146	148	149

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

($ in millions, except per share data, SKU count and Headcount)

	Q2 FY03	Q3 FY03	Q4 FY03	Q1 FY04	Q2 FY04	YOY % Growth
CONSOLIDATED FINANCIAL DATA
Net revenue	453	1,234	463	353	530	17%
Net revenue—trailing twelve months (“TTM”)	2,088	2,489	2,482	2,503	2,580	24%

Gross profit	253	668	299	203	316	25%
Gross margin—% of net revenue	56%	54%	65%	58%	60%
Gross profit—TTM	1,138	1,375	1,409	1,423	1,486	31%
Gross margin—TTM % of net revenue	55%	55%	57%	57%	58%

Operating income	71	369	10	22	102	43%
Operating income margin—% of net revenue	16%	30%	2%	6%	19%
Operating income—TTM	333	513	456	472	503	51%
Operating income margin—TTM % of net revenue	16%	21%	18%	19%	19%

Net income	50	250	9	18	77	52%
Diluted earnings per share	$0.34	$1.69	$0.06	$0.12	$0.50	47%
Net income—TTM	237	355	317	328	354	49%
Diluted earnings per share—TTM	$1.64	$2.41	$2.17	$2.21	$2.37	45%

Non-GAAP operating income (a)	73	382	82	22	103	40%
Non-GAAP operating income margin—% of net revenue	16%	31%	18%	6%	19%
Non-GAAP operating income—TTM (a)	370	543	545	559	589	59%
Non-GAAP operating income margin—TTM % of net revenue	18%	22%	22%	22%	23%

Non-GAAP net income (a)	52	265	59	19	77	49%
Non-GAAP diluted earnings per share (a)	$0.35	$1.79	$0.40	$0.13	$0.50	43%
Non-GAAP net income—TTM (a)	263	382	385	395	420	60%
Non-GAAP diluted earnings per share—TTM (a)	$1.82	$2.59	$2.63	$2.67	$2.82	55%

CASH FLOW DATA
Operating cash flow	79	197	431	(34)	63	(21)%
Operating cash flow—TTM	454	579	714	673	657	45%
Capital expenditures	15	11	25	12	17	10%
Capital expenditures—TTM	45	46	59	63	65	43%

BALANCE SHEET DATA
Cash, cash equivalents and short term investments	921	1,165	1,588	1,622	1,734	88%
Marketable equity securities	6	1	1	1	1	(88)%
Account receivables, net	139	609	82	37	203	46%
Inventories, net	73	54	40	26	39	(47)%

OTHER
Employees	3,704	3,788	3,938	4,017	4,180	13%

(a)	Please see attached Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations.

ELECTRONIC ARTS INC. AND SUBSIDARIES

Unaudited Supplemental Financial Information and Business Metrics

($ in millions, except per share data, SKU count and Headcount)

	Q2 FY03	Q3 FY03	Q4 FY03	Q1 FY04	Q2 FY04	YOY% Growth
GEOGRAPHIC REVENUE MIX
North America Revenue	313	696	253	199	358	14%
Revenue outside North America	140	538	210	154	172	23%
Europe Revenue	117	471	165	128	145	24%
Japan Revenue	9	29	25	12	9	(3%)
Asia Pacific Revenue	14	38	20	14	18	28%

Net Revenue	453	1,234	463	353	530	17%
GEOGRAPHIC REVENUE MIX—as a % of Net Revenue
North America Revenue	69%	57%	55%	56%	68%
Revenue outside North America	31%	43%	45%	44%	32%
Europe Revenue	26%	38%	36%	36%	27%
Japan Revenue	2%	2%	5%	4%	2%
Asia Pacific Revenue	3%	3%	4%	4%	3%

Net Revenue	100%	100%	100%	100%	100%
PLATFORM REVENUE MIX
Sony PlayStation 2	159	460	158	118	221	39%
PC	82	219	122	80	93	13%
Xbox	37	117	45	31	69	83%
Nintendo GameCube	28	111	23	21	25	(12%)
Game Boy Advance	4	68	5	2	4	4%
Sony PlayStation	24	54	9	6	8	(69%)
Co-publishing and Distribution	96	157	75	72	92	(4%)
Subscription Services	8	12	17	14	11	34%
Advertising, Programming, Licensing and Other	15	36	9	9	7	(47%)

Net Revenue	453	1,234	463	353	530	17%
PLATFORM REVENUE MIX—as a % of Net Revenue
Sony PlayStation 2	35%	37%	34%	33%	42%
PC	18%	18%	26%	23%	18%
Xbox	8%	9%	10%	9%	13%
Nintendo GameCube	6%	9%	5%	6%	5%
Game Boy Advance	1%	6%	1%	1%	1%
Sony PlayStation	6%	4%	2%	2%	1%
Co-publishing and Distribution	21%	13%	16%	20%	17%
Subscription Services	2%	1%	4%	4%	2%
Advertising, Programming, Licensing and Other	3%	3%	2%	2%	1%

Net Revenue	100%	100%	100%	100%	100%
Platform SKU Release Mix
Sony PlayStation 2	4	9	2	3	6	50%
PC	3	9	3	2	10	233%
Xbox	3	8	3	2	5	67%
Nintendo GameCube	4	9	2	3	4	0%
Game Boy Advance	1	4	1	—	1	0%
Sony PlayStation	2	3	—	—	2	0%
Online and Other	1	2	1	—	—	(100%)

Total SKUs	18	44	12	10	28	56%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Fact Sheet for Q2 Fiscal 2004

Q2 Product Releases		Platform

•	EA SPORTS™ Rugby 2004	PlayStation®2
•	Madden NFL 2004	PlayStation 2
•	NASCAR Thunder™ 2004	PlayStation 2
•	NCAA® Football 2004	PlayStation 2
•	NHL® 2004	PlayStation 2
•	Tiger Woods PGA TOUR® 2004	PlayStation 2
•	Madden NFL 2004	Xbox™
•	NASCAR Thunder 2004	Xbox
•	NCAA Football 2004	Xbox
•	NHL 2004	Xbox
•	Tiger Woods PGA TOUR 2004	Xbox
•	Madden NFL 2004	Nintendo GameCube™
•	NCAA Football 2004	Nintendo GameCube
•	NHL 2004	Nintendo GameCube
•	Tiger Woods PGA TOUR 2004	Nintendo GameCube
•	Madden NFL 2004	PlayStation
•	NASCAR Thunder 2004	PlayStation
•	Madden NFL 2004	Game Boy® Advance
•	EA SPORTS Rugby 2004	PC
•	Command & Conquer™ Generals Zero Hour	PC
•	Madden NFL 2004	PC
•	Medal of Honor Allied Assault™ Breakthrough	PC
•	NASCAR Thunder 2004	PC
•	NHL 2004	PC
•	SimCity™ 4 Deluxe Edition	PC
•	SimCity™ 4 Rush Hour	PC
•	The Sims Double Deluxe	PC
•	Tiger Woods PGA TOUR 2004	PC

Co-pub, International only and Others (not in SKU count)

•	Aliens Natural Selection	PlayStation 2
•	Freedom Fighters™	PlayStation 2
•	Soul Calibur II	PlayStation 2
•	Aliens Natural Selection	Xbox
•	Freedom Fighters	Xbox
•	Soul Calibur II	Xbox
•	Disney’s Party	Nintendo GameCube
•	Drome Racers	Nintendo GameCube
•	Freedom Fighters	Nintendo GameCube
•	Disney’s Party	Game Boy® Advance
•	Battlefield 1942™: Secret Weapons of WWII	PC
•	Freedom Fighters	PC

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